Exhibit 10.34

STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
(as amended and restated effective October 1, 2012)

Section 1. Purpose; Definitions.

The purposes of the Plan are (i) to assist the Company in promoting a greater identity of interest between the Company's Non-Employee Directors and the Company's shareholders; and (ii) to assist the Company in attracting and retaining Non-Employee Directors by affording them an opportunity to share in the future successes of the Company.

For purposes of the Plan, the following terms are defined as set forth below:

(a)    “Award” means the grant under the Plan (or, to the extent relevant, under any Prior Directors Plan) of Common Stock, Stock Options, or Other Stock-Based Awards.

(b)    “Board” means the Board of Directors of the Company.

(c)    “Committee” means the Nominating, Corporate Governance and Social Responsibility Committee of the Board or a subcommittee thereof, any successor thereto or such other committee or subcommittee as may be designated by the Board to administer the Plan.

(d)    “Common Stock” or “Stock” means the Common Stock of the Company.

(e)    “Company” means Altria Group, Inc., a corporation organized under the laws of the Commonwealth of Virginia, or any successor thereto.

(f)    “Deferred Stock” means an unfunded obligation of the Company, represented by an entry on the books and records of the Company, to issue one share of Common Stock on the date of distribution.

(g)    “Deferred Stock Account” means the unfunded deferred compensation account established by the Company with respect to each participant who elects to participate in the Deferred Stock Program in accordance with Section 7 of the Plan.

(h)    “Deferred Stock Program” means the provisions of Section 7 of the Plan that permit participants to defer all or part of any Award of Stock pursuant to Section 5(a) of the Plan.

(i)    “Fair Market Value” means, as of any given date, the average of the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange-Composite Transactions or, if no such sale of Common Stock is reported on such date, the fair market value of the Stock as determined by the Committee in good faith; provided, however, that the Committee may in its discretion designate the actual sales price as Fair Market Value in the case of dispositions of Common Stock under the Plan. In the case of Stock Options or similar Other Stock-Based Awards, for purposes of Section 5(a), Fair Market Value means, as of any given date, the Black-Scholes or similar value determined based on the assumptions used for purposes of the Company's most recent financial reporting.

(j)    “Non-Employee Director” means each member of the Board who is not a full-time employee of the Company or of any corporation in which the Company owns, directly or indirectly, stock possessing at least 50% of the total combined voting power of all classes of stock entitled to vote in the election of directors in such corporation.

(k)    “Other Stock-Based Award” means an Award, other than a Stock Option or Deferred Stock, that is denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock.

(l)    “Plan” means this Stock Compensation Plan for Non-Employee Directors, as amended from time to time.

(m)    “Plan Year” means the period commencing at the opening of business on the day on which the Company's annual meeting of shareholders is held and ending on the day immediately preceding the day on which the Company's next annual meeting of shareholders is held.

(n)    “Prior Directors Plans” shall mean the Company's 1992 Compensation Plan For Non-Employee Directors, the 2000 Stock Compensation Plan for Non-Employee Directors, the 2005 Stock Compensation Plan for Non-Employee Directors, the Stock Compensation Plan for Non-Employee Directors, as amended and restated effective August 31, 2007, the Stock Compensation Plan for Non-Employee Directors, as amended and restated effective February 24, 2010, the Stock Compensation Plan for Non-Employee Directors, as amended and restated effective February 29, 2012 (the pre-amendment version of this Plan), and any subplans thereof.

(o)    “Stock Option” means a right granted to a Non-Employee Director to purchase a share of Stock at a price equal to the Fair Market Value on the date of grant. Any Stock Options granted pursuant to the Plan shall be nonqualified stock options.

Section 2. Administration.

The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan and appoint such delegates as it may deem appropriate. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which Non-Employee Directors reside or are citizens of and to meet the objectives of the Plan.

Any determination made by the Committee in accordance with the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee, and all decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

Section 3. Eligibility.

Only Non-Employee Directors shall be granted Awards under the Plan.

Section 4. Common Stock Subject to the Plan.

The total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 1,000,000. If any Stock Option or Other Stock-Based Award is forfeited or expires without the delivery of Common Stock to a participant, the shares subject to such Award shall again be available for distribution in connection with Awards under the Plan. Any shares of Common Stock that are used by a participant as full or partial payment of withholding or other taxes or as payment for the exercise price of an Award shall be available for distribution in connection with Awards under the Plan.

In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock or any other securities by reference to which any portion of an Award or the Deferred Stock Account is measured, the Committee is authorized to and shall make such adjustments or substitutions with respect to the Plan and any Prior Directors Plan and to Awards granted thereunder as it deems appropriate to reflect the occurrence of such event, including, but not limited to, adjustments (A) to the aggregate number and kind of securities reserved for issuance under the Plan, (B) to the Award amounts set forth in Section 5(a), and (C) to the number and kind of securities subject to outstanding Awards and, if applicable, to the grant or exercise price of outstanding Awards. In connection with any such event, the Committee is also authorized to provide for the payment of any outstanding Awards in cash, including, but not limited to, payment of cash in lieu of any fractional Awards, provided that any such payment shall comply with the requirements of Internal Revenue Code section 409A.

In connection with the spin-off from the Company of Kraft Foods Inc. and Philip Morris International Inc., each participant holding Deferred Stock at the time of such spin-offs had shares of those respective companies credited to the participant's Deferred Stock Account in the same manner as if the participant were a Company shareholder. In connection with the spin-off from Kraft Foods Inc. (renamed Mondelēz International, Inc.) of Kraft Foods Group, Inc., each participant holding shares of Kraft Foods Inc. (renamed Mondelēz International, Inc.) in the participant's Deferred Stock Account at the time of such spin-off shall be credited with shares of Kraft Foods Group, Inc. to the participant's Deferred Stock Account in the same manner as if the participant were a Kraft Foods Inc. (renamed Mondelēz International, Inc.) shareholder.

Section 5. Awards.

(a)    Annual Awards. On the first day of each Plan Year, each Non-Employee Director serving as such immediately after the annual meeting held on such day shall receive an Award having a Fair Market Value equal to $160,000 (with any fractional share being rounded up to the next whole share) or such greater amount as the Committee determines in its discretion. Such Award shall be made in the form of Common Stock, Stock Options, Other Stock-Based Awards, or a combination of the foregoing as the Committee determines in its discretion.

(b)    Terms of Awards.

    (i)    Awards pursuant to Section 5(a) that are denominated in Common Stock are eligible for participation in the Deferred Stock Program described in Section 7.

    (ii)    The term of each Stock Option or similar Other Stock-Based Award shall be ten years. Each Stock Option or similar Other Stock-Based Award shall vest in not less than six months (or such longer period set forth in the Award agreement) and shall be forfeited if the participant does not continue to be a Non-Employee Director for the duration of the vesting period, unless the participant ceases to be a Non-Employee Director by reason of the participant's death or disability. Subject to the applicable Award agreement, Stock Options or similar Other Stock-Based Awards may be exercised, in whole or in part, by giving written notice of exercise specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept (including, to the extent the Committee determines such a procedure to be acceptable, a copy of instructions to a broker or bank acceptable to the Company to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the purchase price). As determined by the Committee, payment in full or in part may also be made in the form of Common Stock already owned by the Non-Employee Director valued at Fair Market Value; provided, however, that such Common Stock shall not have been acquired by the optionee within the six months following the exercise of a Stock Option or similar Other Stock-Based Award, within six months after the lapse of any restrictions on an Other Stock-Based Award, or within six months after the receipt of Common Stock from the Company, whether in settlement of any Award or otherwise.

Section 6. Award Agreements.

Each Award of a Stock Option or Other Stock-Based Award under the Plan shall be evidenced by a written agreement (which need not be signed by the Award recipient unless otherwise specified by the Committee) that sets forth the terms, conditions and limitations for each such Award.

Section 7. Payments and Payment Deferrals.

(a)    Each participant may elect to participate in a Deferred Stock Program with respect to Awards of Common Stock granted under Section 5(a). The Deferred Stock Program shall be administered in accordance with the terms of this Section 7, provided that the Committee may modify the terms of the Deferred Stock Program or may require deferral of the payment of Awards under such rules and procedures as it may establish. Any deferral election shall be made at a time and for such period as shall satisfy the requirements of Internal Revenue Code section 409A(a)(4).

(b)    Any election to have the Company establish a Deferred Stock Account shall be made in terms of integral multiples of 25% of the number of shares of Common Stock that the participant otherwise would have been granted on each date of grant, shall be made no later than the last day of the calendar year preceding the calendar year in which services are performed for which the compensation is paid (or in the case of a participant who is first becoming eligible for this Plan and any other Plan required to be aggregated with this Plan under Internal Revenue Code section 409A and the regulations and other guidance thereunder, no later than 30 days after the participant first becomes eligible and before services are performed for which the compensation is paid), and shall specify the time and form of distribution of the participant's Deferred Stock Account in a manner complying with Internal Revenue Code section 409A(a)(2) and (3). Any such election (including an existing election to participate in the Deferred Stock Program under the Prior Directors Plans) shall remain in effect for purposes of the Plan until the participant executes (i) a new election applicable to any grants denominated in Common Stock to be made in years after the year in which the new election is made or (ii) an election not to participate in the Deferred Stock Program for Common Stock grants in such future years. New elections pursuant to clause (i) of the preceding sentence may be made only to the extent permitted under rules and procedures established by the Committee taking into account administrative feasibility and other constraints.

(c)    The Deferred Stock Account of a participant who elects to participate in the Deferred Stock Program shall be credited with shares of Deferred Stock equal to the number of shares of Common Stock that the participant elected to receive as Deferred Stock. The Deferred Stock Account shall thereafter be credited with amounts equal to the cash dividends that would have been paid had the participant held a number of shares of Common Stock equal to the number of shares of Deferred Stock in the participant's Deferred Stock Account, and any such amounts shall be treated as invested in additional shares of Deferred Stock. Effective at the conclusion of the 2005 Annual Meeting of Shareholders, any amounts held in a participant's Deferred Stock Account pursuant to deferrals under the Prior Directors Plans shall be treated as invested in the number of shares of Deferred Stock determined by dividing the value of the participant's Deferred Stock Account on such date by the Fair Market Value of one share of Common Stock on such date.

(d)    If as a result of adjustments or substitutions in connection with an event described in the second paragraph of Section 4 of this Plan, a participant has received or receives with respect to the participant's Deferred Stock Account rights or amounts measured by reference to stock other than Common Stock (including, without limitation, amounts measured by reference to Kraft Foods Inc. (renamed Mondelēz International, Inc.), Philip Morris International Inc., or Kraft Foods Group, Inc.), (i) such rights or amounts shall be treated as subject to elections made, crediting of the participant's account, and any other matters relating to this Plan in a manner parallel to the treatment of Deferred Stock under the Plan, provided that any crediting of amounts to reflect dividends with respect to such other stock shall be treated as invested in additional Deferred Stock rather than such other stock, and (ii) the participant shall be offered the opportunity to convert the portion of his or her account measured by reference to such other stock to Deferred Stock with the same Fair Market Value (rounded as necessary to reflect fractional shares) as of the date of such conversion, provided that such conversion may only be made to the extent that such conversion would not result in a violation of Section 10(b) or Section 16(b) of the Securities Exchange Act of 1934 or any other applicable securities law.

(e)    Any election by a participant for his or her Deferred Stock Account to be paid upon his or her separation from service as a member of the Board shall be applied in accordance with Internal Revenue Code section 409A. No separation from service shall be deemed to occur until the participant ceases to serve on any and all of the Board of Directors of the Company and the board of directors of any other company with respect to which his service as a director began while such other company was a subsidiary of the Company.

(f)    Amounts under the Deferred Stock Program shall be paid in the form of Common Stock (and cash for any fractional shares) upon distribution, provided, however, that any amounts in the participant's Deferred Stock Account that are measured by reference to stock other than Common Stock shall be paid in cash upon distribution.

(g)    The Deferred Stock Program shall be administered under such rules and procedures as the Committee or its delegate may from time to time establish, including rules with respect to elections to defer, beneficiary designations and distributions under the Deferred Stock Program. Notwithstanding anything in this Plan to the contrary, all elections to defer, distributions, and other aspects of the Deferred Stock Program shall be made in accordance with and shall comply with Internal Revenue Code section 409A and any regulations and other guidance thereunder.

Section 8. Plan Amendment and Termination.

The Board may amend or terminate the Plan at any time without shareholder approval, including, but not limited to, any amendments necessary to comply with section 409A of the Internal Revenue Code of 1986, as amended, and any regulations and other guidance thereunder; provided, however, that no amendment shall be made without shareholder approval if such approval is required under applicable law, regulation, or stock exchange rule, or if such amendment would: (i) decrease the grant or exercise price of any Stock Option or a similar Other Stock-Based Award to less than the Fair Market Value on the date of grant (except as contemplated by Section 4); or (ii) increase the total number of shares of Common Stock that may be distributed under the Plan. Except as may be necessary to comply with a change in the laws, regulations or accounting principles of a foreign country applicable to participants subject to the laws of such foreign country, the Committee may not, without shareholder approval, cancel any Stock Option or similar Other Stock-Based Award and substitute therefor a new Stock Option or Other Stock-Based Award with a lower exercise price. Except as set forth in any Award agreement or as necessary to comply with applicable law or avoid adverse tax consequences to some or all Award recipients, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient's consent.

Section 9. Transferability.

Unless otherwise required by law, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution.

Section 10. Unfunded Status Plan.

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 11. General Provisions.

(a)    The Committee may require each person acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission (or any successor agency), any stock exchange upon which the Common Stock is then listed, and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)    Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for Non-Employee Directors.

(c)    Nothing in the Plan or in any Award agreement shall confer upon any grantee the right to continued service as a member of the Board.

(d)    No later than the date as of which an amount first becomes includable in the gross income of the participant for income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind that are required by law or applicable regulation to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising from an Award may be settled with Common Stock, including Common Stock that is part of, or is received upon exercise of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Common Stock.

(e)    The terms of this Plan shall be binding upon and shall inure to the benefit of any successor to Altria Group, Inc. and any permitted successors or assigns of a grantee.

(f)    The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in an Award, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Virginia, to resolve any and all issues that may arise out of or relate to the Plan or any related Award. Notwithstanding anything in this Plan to the contrary, the Plan shall be construed to reflect the intent of the Company that all elections to defer, distributions, and other aspects of the Plan shall comply with Internal Revenue Code section 409A and any regulations and other guidance thereunder.

(g)    If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.

(h)    The Plan was approved by shareholders and became effective at the conclusion of the 2005 Annual Meeting of Shareholders. Except as otherwise provided by the Board, no Awards shall be made after the Awards made immediately following the 2015 Annual Meeting of Shareholders, provided that any Awards granted prior to that date may extend beyond it.

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